Exhibit 10.1

30 April 2008

Besmer S.A. de C.V.
Francisco Sarabia o. 721 PTE.
Zona Centro
Durango, Durango, Mexico

RE: ADDENDUM TO THE LETTER OF INTENT DATED MARCH 12, 2008

Gentlemen:

The purpose of this ADDENDUM is to extend the Letter of Intent (“Letter”), celebrated between Colorado Goldfields, Inc. (“Acquirer”) and C.P. Victor Salas Gamero, ING. Victor Salas Martos and Lilianan Salas Martos (“Sellers”), owners of 100% of the capital stock of Besmer, S.A. de C.V., a mineral producing company (the “Company”), with respect to a proposed transaction in which the Acquirer, assigns or its successors will purchase a portion of the capital stock of the Company property of the Sellers.

All the rights and obligations established in the Letter are hereby ratified, and by mutual agreement, the dates established in paragraph 11 CONCLUSIONS are changed from May 11, 2008 to May 30, 2008 and from May 25, 2008 to June 7, 2008.

Sincerely,

COLORADO GOLDFIELDS INC.	INDIVIDUALLY
/s/ TODD C. HENNIS	/s/ ING. VICTOR SALAS MARTOS
PRESIDENT 10920 W. ALAMEDA AVE. SUITE 207 LAKEWOOD, CO 80226 TEL. 303-984-5324 FAX. 303-484-2935	FRANCISCO SARABIA No. 721 PTE. ZONA CENTRO DURANGO, DGO CP 34000 TEL. (618) 811-65-24 FAX. (618) 813-56-02

AS LEGAL REPRESENTATIVE FOR C.P. VICTOR SALAS GAMERO /s/ ING. VICTOR SALAS MARTOS	AS LEGAL REPRESENTATIVE FOR C.P. LILIANA SALAS MARTOS /s/ ING. VICTOR SALAS MARTOS

10920 W. Alameda Avenue • Suite 207 • Lakewood, CO 80226